Exhibit 99.2

5GEQPF 3WCTVGT 2018 'CTPKPIU 2TGUGPVCVKQP

Forward Looking Statements

When used in this presentation or other written or oral communications, statements which are not historical in nature, including those containing words such as "will," "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "could," "would," "may" or similar expressions, are intended to identify "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market (i.e., fair) value of MFA's MBS, residential whole loans, CRT securities and other assets; changes in the prepayment rates on the mortgage loans securing MFA's MBS, an increase of which could result in a reduction of the yield on MBS in our portfolio and an increase of which could require us to reinvest the proceeds received by us as a result of such prepayments in MBS with lower coupons; credit risks underlying MFA's assets, including changes in the default rates and management's assumptions regarding default rates on the mortgage loans securing MFA's Non-Agency MBS and relating to MFA's residential whole loan portfolio; MFA's ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowings; implementation of or changes in government regulations or programs affecting MFA's business; MFA's estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by MFA to accrete the market discount on Non-Agency MBS and residential whole loans and the extent of prepayments, realized losses and changes in the composition of MFA's Agency MBS, Non-Agency MBS and residential whole loan portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals and whole loan modification, foreclosure and liquidation; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA's Board of Directors and will depend on, among other things, MFA's taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as MFA's Board of Directors deems relevant; MFA's ability to maintain its qualification as a REIT for federal income tax purposes; MFA's ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended (or the Investment Company Act), including statements regarding the Concept Release issued by the Securities and Exchange Commission (SEC) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage-related interests; MFA's ability to successfully implement its strategy to grow its residential whole loan portfolio which is dependent on, among other things, the supply of loans offered for sale in the market; expected returns on our investments in non-performing residential whole loans (NPLs), which are affected by, among other things, the length of time required to foreclose upon, sell, liquidate or otherwise reach a resolution of the property underlying the NPL, home price values, amounts advanced to carry the asset (e.g., taxes, insurance, maintenance expenses, etc. on the underlying property) and the amount ultimately realized upon resolution of the asset; risks associated with our investments in MSR related assets, including servicing, regulatory and economic risks, and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that MFA files with the SEC, could cause MFA's actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements are based on beliefs, assumptions and expectations of MFA's future performance, taking into account all information currently available. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made and are based on beliefs, assumptions and expectations of MFA's future performance, taking into account information currently available. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

2

MFA FINANCIAL, INC.

Executive summary

- In the second quarter of 2018, MFA generated GAAP EPS of $0.17.
- Q2 dividend to common stockholders was $0.20 per share.
- Estimated REIT taxable income for the quarter was $0.22 per common share. Estimated undistributed taxable income was $0.11 per common share at June 30, 2018.
- Book value per share declined slightly to $7.54 from $7.62 at March 31, 2018.
- Asset acquisitions of $1.1 billion exceeded portfolio run-off and sales by almost $150 million. During the quarter we purchased or committed to purchase nearly $900 million in residential whole loans.

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Executive summary (cont'd.)

- Residential whole loans (including REO) are now our largest asset class, and totals $3.6 billion, with approximately $1.6 billion, or half, of MFA's equity allocated to these assets.
- The growth in our whole loan portfolio in the second quarter was largely through purchases of newly originated performing loans, including Non-QM loans, rehabilitation or "fix and flip" loans and single family rental loans.
- Our efforts to source newly originated performing whole loans have been ongoing for over a year and are now beginning to generate significant new volume.
- MFA's asset management team continues to oversee servicing of our credit sensitive loans, particularly non-performing loans, to improve outcomes and expected returns.
- Strong credit fundamentals continue to drive performance of our Legacy Non-Agency portfolio, which generated a yield in the second quarter of 9.89%.

4

Investment strategy

Actively expand our universe of investment assets

- Primary focus on credit-related assets with inherently less interest rate sensitivity.
- Produce attractive returns that are comparable to peers, but with less risk due to lower leverage, less interest rate exposure and reduced prepayment sensitivity.
- We continue to expand our investment opportunity set within the residential mortgage space, utilizing the same disciplined approach to risk/reward as we have in the past.
- Maintain staying power and preserve the ability to invest opportunistically:
  - Permanent equity capital and available liquidity
  - Substantial unlevered assets could be levered in the future to enable portfolio growth

5

Market conditions and investment activity

- Despite a challenging investment landscape, MFA purchased or committed to purchase more than $1 billion in assets in the second quarter.
- We continue to see additional opportunities to purchase non-performing and re-performing credit sensitive whole loans.
- Since early 2017, we have been pursuing new investment opportunities in the form of newly originated performing whole loans. Acquiring these assets is a unique process:
  - Long gestation periods
  - Creative approach to partnering with originators
  - Flow vs bulk arrangements

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Q2 2018 net income per common share of $0.17

Summary Income Statement	Q2 2018 $m	Q1 2018 $m
Net Interest Income	**49.9**	**53.2**
Other Income (net)		
Net MBS and CRT sale gains	7.4	8.8
Income from fair value loans	32.4	38.5
CRT securities held at fair value	(2.4)	(0.9)
Other loan and REO related income	3.5	1.2
Total Other Income (net)	**41.0**	**47.7**
Operating and Other Expenses	(20.5)	(17.5)
Preferred Dividends	(3.8)	(3.8)
Net Income Available to Common Shareholders	**66.6**	**79.6**
Earnings Per Common Share	**$0.17**	**$0.20**

- The second quarter decline in net income was primarily due to:
  - Lower income from fair value loans, which continue to perform well and again delivered mark to market gains, but less than the prior quarter.
  - Net interest income was lower as portfolio run-off and sales occurred early in the quarter, while the majority of loan and MBS acquisitions closed later in the quarter or were pending settlement at quarter-end.
  - Operating and other expenses were impacted by the timing of recognition of expenses associated with certain share-based compensation awards.

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Second quarter 2018 investment flows

- Another active quarter with asset acquisitions exceeding run-off.
- We continue to grow our residential whole loans portfolio, purchasing or committing to purchase nearly $900 million in the quarter.
- We opportunistically sold $104 million of CRT securities and $75 million of Agency MBS in the quarter.

$ in Millions	March 31, 2018	2nd Quarter Runoff	2nd Quarter Acquisitions	Sales, MTM and other changes	June 30, 2018	2nd Quarter Change
Residential Whole Loans and REO	$2,838	$(155)	$898	$20	$3,601	$763
RPL/NPL MBS [1]	$935	$(166)	$141	$(1)	$909	$(26)
MSR Related Assets [2]	$455	$(124)	$49	$1	$381	$(74)
Credit Risk Transfer Securities	$679	$(4)	$—	$(104)	$571	$(108)
Legacy Non-Agency MBS	$2,463	$(135)	$—	$7	$2,335	$(128)
Agency MBS	$2,647	$(193)	$—	$(91)	$2,363	$(284)
Totals	**$10,017**	**$(777)**	**$1,088**	**$(168)**	**$10,160**	**$143**

(1) RPL/NPL are securitized financial instruments that are backed by re-performing and non-performing loans. The majority of these securities are structured such that the coupon increases up to 300 basis points (bps) at 36 months from issuance or sooner.
(2) MSR Related Assets include investments in term notes whose cash flows are considered to be largely dependent on underlying MSRs that directly or indirectly act as collateral for the investment.

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MFA FINANCIAL, INC.

MFA's yields and spreads remain attractive

- Despite seven Fed Funds rate increases in two and a half years:
  - MFA's interest rate spread is relatively unchanged and remains attractive.
  - Yields on many of our credit sensitive assets have risen as credit fundamentals have continued to improve.
  - We have successfully identified higher yielding assets in a rising rate environment.
  - Funding costs have risen more slowly than Fed Funds.

MFA's yield on interest earning assets, net interest rate spread and Fed Funds



6%
5%
4%
3%
2%
1%
0%
Yield (%)
Q3 '15
Q4 '15
Q1 '16
Q2 '16
Q3 '16
Q4 '16
Q1 '17
Q2 '17
Q3 '17
Q4 '17
Q1'18
Q2 '18
Yield on interest earning assets
Net interest rate spread
Fed Funds

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Second quarter 2018 yields and spreads by asset type

Asset	Net Equity Allocated (million)	Yield/ Return	Cost of Funds	Net Spread	Debt/Net Equity Ratio
Whole Loans at Carrying Value	$948	5.60% (1)	(3.86)%	1.74%	1.0x
Legacy Non-Agency MBS	$750	9.89%	(3.30)% (3)	6.59%	2.1x
Whole Loans at Fair Value	$446	(2)	(3.91)%		2.4x
RPL/NPL MBS	$348	4.52%	(3.19)%	1.33%	1.6x
Agency MBS	$251	2.03%	(2.04)% (3)	(0.01)%	8.4x
Credit Risk Transfer Securities	$162	6.34%	(2.97)%	3.37%	2.5x
MSR Related Assets	$84	6.88%	(3.16)%	3.72%	3.5x

(1) Net of 24 bps of servicing costs.
(2) These residential whole loans produce GAAP income/loss based on changes in fair value in the current period, and therefore results will vary on a quarter-to-quarter basis. MFA expects to realize returns over time on these whole loan investments of 5-7%.
(3) Agency cost of funds includes 28 basis points and Legacy Non-Agency cost of funds includes 31 basis points associated with swaps to hedge interest rate sensitivity on these assets.

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MFA FINANCIAL, INC.

MFA's interest rate sensitivity remains low

- Excluding hedges, our asset duration remains relatively low at 1.61.
- Our assets have limited exposure to long term interest rates and their duration changes little when long term interest rates change.
- In addition, our leverage remains low, with a debt-to-equity ratio of 2.3x.
- Due to the combination of low leverage and low duration, a 100bp parallel increase in interest rates would result in an expected decline of MFA's equity of approximately 4%.

$ in Millions

Assets	Market Value	Average Coupon	Duration
Non-Agency ARMs and CRTs (12 months or less MTR[1])	$2,111	4.17%	0.4
RPL/NPL MBS	$908	4.53%	0.5
Non-Agency Fixed Rate	$796	5.84%	3.0
Residential Whole Loans	$3,490	4.72%	2.5
MSR Related Assets	$381	5.49%	0.1
Agency ARMs (12 months or less MTR[1])	$1,223	3.60%	0.6
Agency ARMs (13-120 MTR[1])	$210	2.91%	2.6
Agency 15-Year Fixed Rate	$929	3.07%	3.1
Cash, cash equivalents and Other Assets	$250		0.2
TOTAL ASSETS	**$10,298**		1.61
Hedging Instruments	**Notional Amount**		**Duration**
Swaps (Less than 3 years)	$2,500		-1.6
Swaps (3-10 years)	$100		-4.6
TOTAL HEDGES	**$2,600**		**-1.7**
Estimated Net Duration			**1.19**

(1) MTR = months to reset

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MFA's strategy continues to deliver book value stability

- MFA's investment strategy has consistently minimized book value volatility.
- Since 2014 MFA's average quarterly book value change has been less than 2%.
- Protecting book value gives MFA the ability to take advantage of new opportunities as they arise.



Quarterly change in MFA's Book Value (left axis) and MFA's Asset Duration (right axis) by Quarter
15%
10%
5%
0%
-5%
-10%
-15%
2.5
2.0
1.5
1.0
0.5
0.0
Quarterly Change in Book Value (left axis)
Asset Duration (right axis)
Q2-2014
Q3-2014
Q4-2014
Q1-2015
Q2-2015
Q3-2015
Q4-2015
Q1-2016
Q2-2016
Q3-2016
Q4-2016
Q1-2017
Q2-2017
Q3-2017
Q4-2017
Q1-2018
Q2-2018

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MFA
FINANCIAL, INC.

Continued positive fundamentals for residential mortgage credit


National HPA - YoY
As of May 2018
Corelogic
12%
10%
8%
6%
4%
2%
0%
-2%
7.1%
Dec-11
Mar-12
Jun-12
Sep-12
Dec-12
Mar-13
Jun-13
Sep-13
Dec-13
Mar-14
Jun-14
Sep-14
Dec-14
Mar-15
Jun-15
Sep-15
Dec-15
Mar-16
Jun-16
Sep-16
Dec-16
Mar-17
Jun-17
Sep-17
Dec-17
Mar-18


U-3 Unemployment Rate
As of June 2018
12%
10%
8%
6%
4%
2%
0%
4.0%
source: BLS


National For-Sale Inventory
As of May 2018
Units (millions)
2.4
2.2
2.0
1.8
1.6
1.4
1.2
1.0
1.22 mm
Source: Zillow


Delinquency Rate on Single-Family Resi Mortgages
As of Q1-2018
14%
12%
10%
8%
6%
4%
2%
0%
3.5%
Source: FRB

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MFA FINANCIAL, INC.

Residential whole loan portfolio update

- We purchased or committed to purchase nearly $900 million of residential whole loans in the second quarter.
- Assets purchased include newly originated in addition to legacy loans.
- Executed two non-rated securitizations of NPL/RPL loans (one during Q2 and the other subsequent to quarter end) totaling approximately $420 million of senior securities sold.
- Volumes in the legacy loan market year-to-date have exceeded last year's pace.
- Returns to date on non-performing loans continue to be consistent with our expectation of 5-7%.

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RPL portfolio delinquency characteristics as of 6/30/2018 • 89% of our RPL portfolio is less than 60 days delinquent. • On average over the last 12 months, 29% of the 60+ days delinquent loans are making payments. • Prepay speeds have outperformed expectations maintaining a range between 6% and 12%. 15 Reflects 3 month trailing average voluntary prepayments

MFA FINANCIAL, INC.

Performance of non-performing loans purchased before 6/30/17

Delinquent at purchase[1]; held over one year % by loan count		
Status as of 6/30/18	Count	% of Total
Performing [2]	1,168	26%
Paid in full	307	7%
Non-performing	1,054	24%
REO	500	11%
Liquidated	1,425	32%
Total	**4,454**	**100%**

[1]Defined as 60-days delinquent or more at the time of purchase
[2]Defined as current, 30-days delinquent or made a payment in June 2018

- Measured by percentage of total loan count, 33% (or nearly 1,500) of loans that were non-performing at purchase are either performing or have paid in full as of June 2018.
- 81% of MFA modified loans are either performing today or have paid in full.

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NPL asset management performance(1) • Through diligent asset management we continue to improve outcomes for our NPL portfolio by returning loans to performing or paid-in-full status, and through other forms of resolution. % Performing or Paid-in-Full by Year of Acquisition 2014 2015 2016 30% 25% 20% 15% 10% 5% 0% • After 15 months since transfer to our servicer, 27% of NPLs acquired in 2016 either started performing or paid in full versus 18% for 2015 and 17% for 2014. 1 4 7 10 13 16 19 22 25 28 31 34 Months since Boarded % Other Forms of Resolution by Year of Acquisition 2014 2015 2016 40% 35% 30% 25% 20% 15% 10% 5% 0% • After 15 months since transfer to our servicer, 31% of NPLs acquired in 2016 completed non-retention resolution versus 22% for 2015 and 18% for 2014. 1 4 7 10 13 16 19 22 25 28 31 34 17 Months since Boarded (1) Non-Performing defined as 60 days delinquent or more at purchase. Performing over time defined as current, 30 days delinquent or made a P&I payment in June 2018.

MFA FINANCIAL, INC.

Non-QM investments

- We are purchasing loans made to creditworthy borrowers who have limited conventional mortgage finance options.
- We have purchased or committed to purchase over $700 million UPB to date.
- Currently working with several origination partners.
- Able to achieve appropriate leverage through warehouse lines and potentially through capital markets transactions.
- Targeted yield on Non-QM assets of 5% and ROE of low double digits.

Non-QM Portfolio Statistics	
as of 6/30/18	
WA LTV	67%
WA FICO	704
WA Coupon	6.60%
Avg Balance	$402,380
Hybrid ARMs	83%
Fixed Rate	17%
Top 2 States	
CA	54%
FL	15%

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Business purpose loans - Rehabilitation and Single Family Rental (SFR) Loans MFA has started acquiring Rehabilitation and SFR loans from a select group of origination partners. As of the end of Q2 we held $163 million of Rehabilitation loans (with an additional $30 million of undrawn commitments) and $56 million of SFR loans. Rehabilitation loans (“Fix and Flip”) • Fixed rate short term loans collateralized by residential property. Term is generally less than 24 months. Borrower intends to rehabilitate property and resell. Non-owner occupied business purpose loans. Expected yield between 6.75% and 8.25%. • • • SFR Loans • Hybrid and fixed rate loans collateralized by residential property/properties. Term is 30 years. Borrower intends to rent out property. Non-owner occupied business purpose loans. Expected yield between 5.50% and 6.00%. • • • * WA ARV-LTV: Weighted average after repair loan to value ** WA LTP: Weighted average initial loan proceeds to purchase price (when available) *** WA DSCR: Weighted average debt service coverage ratio 19 SFR Portfolio Statistics WA LTV68% WA FICO739 WA DSCR***1.5x WA Coupon6.05% 5/1 Hybrid Loans96% Rehabilitation Statistics WA ARV-LTV*64% WA LTP**81% WA FICO705 WA Term13 months WA Passthrough Rate7.65%

Summary

- We remain active in the market and again grew the portfolio as we purchased or committed to purchase more than $1 billion of investments in the second quarter.
- We continue to expand our investment opportunity set within the residential mortgage space, utilizing the same disciplined approach to risk/reward as we have in the past.
- Lengthy efforts to develop and cultivate originator relationships are beginning to produce what we believe will be a recurring and growing volume of newly originated performing whole loans.
- MFA's asset management team is playing an active role in the servicing of our credit sensitive whole loans, leading to better results and improved returns.

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#FFKVKQPCN +PHQTOCVKQP 21

Modest book value decline as dividend distributions exceeded EPS

	Qtr ended 6/30/18
Book value per common share at the beginning of the period	$7.62
Net income available to common shareholders	0.17
Common dividends declared	(0.20)
Net change attributable to Agency MBS	(0.02)
Discount Accretion: Primarily income in excess of coupon on Non-Agency MBS purchased at a discount. Results in increased amortized cost and lower unrealized gains	(0.04)
Net change attributable to Non-Agency MBS and CRT securities	(0.01)
Net change in value of swap hedges	0.02
Book value per common share as of 6/30/18	$7.54

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